EXHIBIT 1

                   Consent of Morgan Grenfell Asset Management

                  The undersigned agrees that the Schedule 13D amendment executed by Deutsche Bank AG to which this statement is attached as an exhibit is filed on behalf of Deutsche Bank AG and Morgan Grenfell Asset Management Limited pursuant to Rule 13d-1(f)(1) of the Securities Exchange Act of 1934.

Dated:  January 6, 1998


                                           MORGAN GRENFELL ASSET MANAGEMENT
                                             LIMITED


                                           By: /s/ Andrew Hume
                                               ---------------------------------
                                               Name:   Andrew Hume
                                               Title:  Senior Associate Director